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                          EXHIBIT 23.2


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                      ACCOUNTANT'S CONSENT



   The Board of Directors of
   The Home Depot, Inc.


       We consent to the use of our report incorporated herein by reference.


                                 /s/ KPMG PEAT MARWICK LLP
                                 KPMG PEAT MARWICK LLP



Atlanta, Georgia
November 15, 1996